UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 6, 2009

Commerce Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Missouri	0-2989	43-0889454

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Walnut,
Kansas City, MO		64106

(Address of principal executive offices)		(Zip Code)

(816) 234-2000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On February 6, 2009 the Company’s Board of Directors approved the recommendations of the Compensation and Human Resources Committee with respect to the base salary for 2009 (effective April 1, 2009) and the payment of cash bonuses to the Company’s CEO and its other named executive officers. The cash bonuses include performance-based compensation in accordance with the Company’s Executive Incentive Compensation Plan. They also include discretionary bonuses outside of the EICP that are not intended to qualify as performance-based. The Board also approved the Committee’s recommendations for the grant to those individuals of restricted stock awards under the Company’s 2005 Equity Incentive Plan.

			2008	2008	Total	Restricted
		2009	Performance-	Discretionary	2008 Cash	Stock
		Salary	Based Bonus	Bonus	Bonus	Awards
Executive Officer	Title	$	$	$	$	#
David W. Kemper	Chairman, President & CEO	848,500	234,822	147,003	381,825	25,243
Jonathan M. Kemper	Vice Chairman	437,500	87,445	54,743	142,188	10,467
Seth M. Leadbeater	Vice Chairman	345,000	63,653	39,847	103,500	5,563
Charles G. Kim	Executive Vice President	345,000	63,653	39,847	103,500	5,268
Kevin G. Barth	Executive Vice President	345,000	63,653	39,847	103,500	5,268
A. Bayard Clark	Executive Vice President & CFO	265,500	40,821	25,554	66,375	4,197

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCE BANCSHARES, INC.
By:	/s/ Jeffery D. Aberdeen
Jeffery D. Aberdeen
Controller (Chief Accounting Officer)

Date: February 9, 2009